Exhibit 5.1

[Letterhead of Dorsey & Whitney LLP]

August 8, 2022

Heartland Financial USA, Inc.
700 Locust Street, Suite 400
Dubuque, Iowa 52001

Re:       Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Heartland Financial USA, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offer and sale by the Company from time to time of up to 440,000 of the Company’s shares of common stock, par value $1.00 per share (the “Common Shares”), pursuant to the Company’s Dividend Reinvestment and Stock Purchase Plan (the “Plan”).

We have examined such documents and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

Based on the foregoing, we are of the opinion that the Common Shares, when issued, delivered and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

Our opinions expressed above are limited to Delaware General Corporation Law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Validity of Securities” in the prospectus comprising a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dorsey & Whitney LLP

CCH/BRR